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                                                                   Exhibit 5.1


                                   [LETTERHEAD OF
                           WACHTELL, LIPTON, ROSEN & KATZ]





                                   March 24, 1997





Autoliv, Inc.
3350 Airport Road
Ogden, Utah 84405

         Re:  Registration Statement on Form S-4 of
              Autoliv, Inc.

Members of the Board of Directors:

         We are acting as special counsel to Morton International, Inc., an Indiana corporation ("Morton"), in connection with the above captioned Registration Statement filed by Autoliv, Inc., a Delaware corporation ("New Autoliv"), with the Securities and Exchange Commission on March 24, 1997 (the "Registration Statement") with respect to the shares of common stock, par value $1.00 per share, of New Autoliv ("New Autoliv Shares"), proposed to be issued in connection with the merger (the "Merger") of ASP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of New Autoliv ("ASP Merger Sub"), with and into Morton upon the terms and subject to the conditions of the Combination Agreement (the "Combination Agreement"), dated as of November 25, 1996, filed as Exhibit 2.1 to the Registration Statement, among Autoliv AB, a corporation organized under the laws of the Kingdom of Sweden ("Autoliv"), Morton, New Autoliv and ASP Merger Sub.

         In connection with this opinion, we have reviewed the Restated Certificate of Incorporation and Restated By-Laws of New Autoliv in the respective forms contemplated to be in effect at the time that the New Autoliv Shares are issued, the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements,



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Autoliv, Inc.
March 24,1997
Page 2



certificates of public officials and of officers of New Autoliv, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

         In giving the opinion contained herein, we have, with your approval, relied upon representations of officers of New Autoliv and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have, with your approval, assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.


         We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York.

         Based upon and subject to the foregoing, and assuming (i) the certificate representing the New Autoliv Shares will be manually signed by one of the authorized officers of First Chicago Trust Company of New York, as transfer agent and registrar (the "Transfer Agent and Registrar"), and registered by the Transfer Agent and Registrar and (ii) consummation of the Merger as contemplated by the Combination Agreement, we are of the opinion that the New Autoliv Shares being registered under the Registration Statement, when issued in connection with the Merger pursuant to the terms of the Combination Agreement following approval of the Combination Agreement by Morton shareholders, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement/Prospectus/Exchange Offer that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                        Very truly yours,


                        /s/ WACHTELL, LIPTON, ROSEN & KATZ


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